Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(7)

(Form Type)

Compass Diversified Holdings

Compass Group Diversified Holdings LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common shares representing beneficial interests in Compass Diversified Holdings(1)	457(r) & (c)(4)	8,631,000	$23.71(2)	$204,641,010.00	0.0001476	$30,205.01
	Equity	Trust common interests of Compass Group Diversified Holdings LLC(1)	457(i)					(3)

	Total Offering Amounts					$204, 641,010.00		$30,205.01

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$30,205.01

(1)

Each common share representing one beneficial interest in Compass Diversified Holdings corresponds to one underlying trust common interest of Compass Group Diversified Holdings LLC. If the trust is dissolved, each common share representing a beneficial interest in Compass Diversified Holdings will be exchanged for a trust common interest of Compass Group Diversified Holdings LLC.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based on the average of the high and low prices of the common shares representing beneficial interests in Compass Diversified Holdings on April 5, 2024, as reported on the New York Stock Exchange.

(3)

Pursuant to Rule 457(i) under the Securities Act, no registration fee is payable with respect to the trust common interests of Compass Group Diversified Holdings LLC because no additional consideration will be received by Compass Diversified Holdings upon exchange of the common shares representing beneficial interests in Compass Diversified Holdings.

(4)	The filing fee is calculated in accordance with Rule 457(r) and Rule 457(c) of the Securities Act.